Exhibit 3.33

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “GLOFISH LLC”, FILED IN THIS OFFICE ON THE SEVENTH DAY OF JUNE, A.D. 2017, AT 1:12 O`CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
6400325 8100	Authentication: 202670275
SR# 20174632319	Date: 06-07-17

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 01:12 PM 06/07/2017 FILED 01:12 PM 06/07/2017 SR 20174632319 - File Number 6400325

STATE OF DELAWARE

FIRST CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF FORMATION

OF

GLOFISH LLC

1.	The name of the limited liability company: Glofish LLC.

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

FIRST. The name of the limited liability company (hereinafter called the “Company”) is GloFish LLC.

IN WITNESS WHEREOF, the undersigned has executed this First Certificate of Amendment as of the 6th day of June, 2017.

By:	/s/ Heather L. Clefisch
Authorized Person
Name: Heather L. Clefisch

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “GLOFISH LLC”, FILED IN THIS OFFICE ON THE FOURTH DAY OF MAY, A.D. 2017, AT 1 O`CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
6400325 8100	Authentication: 202485817
SR# 20173084152	Date: 05-04-17

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 01:00 PM 05/04/2017 FILED 01:00 PM 05/04/2017 SR 20173084152 - File Number 6400325

CERTIFICATE OF FORMATION

OF

GLOFISH LLC

The undersigned, an authorized natural person, for the purpose of forming a limited liability company under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:

FIRST: The name of the limited liability company (hereinafter called the “Company”) is Glofish LLC.

SECOND: The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

THIRD: The name and address of the registered agent required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

FOURTH: The effective date of the formation of the Company is May 4, 2017.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on May 4, 2017.

/s/ Brandon Breslow
Name: Brandon Breslow
Title: Authorized Person